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               EXHIBIT 5    OPINION OF MULDOON MURPHY & FAUCETTE LLP




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                 [LETTERHEAD OF MULDOON MURPHY & FAUCETTE LLP]



                                  March 15, 2002



Board of Directors
Pulaski Financial Corp.
12300 Olive Boulevard
St. Louis, Missouri 63141

               Re: Pulaski Financial Corp. Registration Statement on Form S-8 for Offer and Sale of 175,000 Shares of Common Stock Under the 2002 Stock Option Plan and 250,000 Shares of Common
                      Stock Available for Issuance Under the
                      Deferred Compensation Plan

Gentlemen:

        We have been requested by Pulaski Financial Corp., a Delaware corporation on Form S-8 (the "Company"), to issue a legal opinion in connection with the registration under the Securities Act of 1933 of 425,000 shares of the Company's common stock, par value $.01 per share, of those, 175,000 shares may be issued upon the exercise of stock options under the Pulaski Financial Corp. 2002 Stock Option Plan, and 250,000 shares may be issued under the Pulaski Financial Corp. Deferred Compensation Plan.

        We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, Pulaski Bank.

        Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the shares of Company common stock reserved for issuance under the 2002 Stock Option Plan and the Deferred Compensation Plan (collectively the "Plans") of Pulaski Financial Corp. have been duly authorized and, upon payment for and issuance of the shares in the manner described in the Plans, will be legally issued, fully paid and nonassessable.

        The following provisions of the Certificate of Incorporation may not be given effect by a court applying Delaware law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Common Stock:



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Board of Directors
March 15, 2002
Page 2


        (a) Subsections C.3 and C.6 of Article VII which grant the Board the authority to construe and apply the provisions of that Article and subsection C.4 of Article VII, to the extent that subsection obligates any person to provide the Board the information such subsection authorizes the Board to demand, in each case to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon such authority; and

        (b) Article XV, which authorizes the Board to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.

        This opinion is rendered to you solely for your benefit in connection with the issuance of the shares of Company common stock as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned registration statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

        We note that, although certain portions of the registration statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the registration statement, including without limitation the financial statements or schedules or the other financial information or data included therein.

        We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's registration statement on Form S-8.

                                           Very truly yours,

                                           /s/ Muldoon Murphy & Faucette LLP

                                           MULDOON MURPHY & FAUCETTE LLP